FORM 13F INFORMATION TABLE
                           SATELLITE ASSET MANAGEMENT
                        FOR QUARTER ENDED MARCH 31, 2002

Name of Issuer              Title of    CUSIP   Value (x   Shrs or prn   SH/   Put/Call  Investment    Other    Voting Authority
--------------              ---------   -----   ---------  ------------  ---   --------  -----------   -----    ----------------
                              Class               $1000)       amt       PRN             Discretion   Managers
                              -----               ------       ---       ---             ----------   --------
                                                                                                                Sole    Shared  None

IMMUNEX CORP NEW            COM       452528102  28,480    1,028,500     SH                 SOLE                1,028,500
NRG ENERGY INC              COM       629377102   5,915      450,100     SH                 SOLE                  450,100
SECURITY CAP GROUP INC      CL B      81413P204  36,265    1,430,000     SH                 SOLE                1,430,000

 REPORT
 SUMMARY:  3 DATA RECORDS                        70,660           0 OTHER MANAGERS ON WHOSE BEHALF REPORT IS FILED